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                                 EXHIBIT 21.1



                                                          STATE OF
WHOLLY-OWNED SUBSIDIARIES OF REGISTRANT                 INCORPORATION
---------------------------------------                 -------------


Athens Brick Company                                     Delaware
Brookhollow Corporation                                  Delaware
  Brookhollow of Alexandria, Inc.                        Louisiana
  Brook Hollow Properties, Inc.                          Texas
  Brookhollow of North Carolina, Inc.                    North Carolina
  Brookhollow of Virginia, Inc.                          Virginia
  Southwestern Financial Corporation,
   formerly Clodine Properties Inc.                      Texas
Cemstar Inc.                                             Texas
Creole Corporation                                       Delaware
Diamond Pro Inc.                                         Texas
Dolphin Construction Company                             Louisiana
Earthen Technologies Inc.                                Texas
Louisiana Industries, Inc.                               Louisiana
Pacific Custom Materials, Inc.                           California
TXI Aviation, Inc.                                       Texas
TXI Cement Company, formerly TXI Structural
 Products, Inc.                                          Delaware
TXI Transportation Company                               Texas
TXI Texas Inc.                                           Delaware
  TXI Texas Trust                                        Delaware
Texas Industries Holdings, Inc.                          Delaware
  Texas Industries Trust                                 Delaware
    TXI Operations, LP                                   Delaware


COMPANY 84.5% OWNED BY REGISTRANT
---------------------------------

Chaparral Steel Company                                  Delaware
  Castelite Steel Products Inc.                          Texas
  Chaparral Steel Texas, Inc.                            Delaware
  Chaparral Steel Holdings, Inc.                         Delaware
  Chaparral Steel Trust                                  Delaware
  Chaparral Steel Midlothian, LP                         Delaware
  Star 2000 LP                                           Delaware



  COMPANY 80% OWNED BY CHAPARRAL
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    America Steel Transport, Inc.                        Texas